Exhibit 99.1

Stanley Black & Decker Completes Acquisition Of Newell Brands’ Tools Business

New Britain, Connecticut, March 10, 2017

Stanley Black & Decker (NYSE: SWK), an S&P 500 global diversified industrial company, announced today that it has successfully completed its acquisition of the Tools business of Newell Brands (“Newell Tools”) for $1.95 billion in cash. This transaction was originally announced on October 12, 2016.

Stanley Black & Decker’s President and Chief Executive Officer, James M. Loree commented, “With the completion of the Newell Tools acquisition, we have further bolstered our presence in the global tools industry. The addition of the extraordinary Irwin® and Lenox® brands extends our reach into the plumbing and electrical trades and adds complementary products to our hand tool and power tool accessories businesses, allowing us to provide our customers and consumers with a more comprehensive, best-in-class offering.  We welcome the associates of Newell Tools to Stanley Black & Decker and look forward to a seamless integration process.”

Updated 2017 EPS Outlook

On March 9, 2017, Stanley Black and Decker updated its 2017 earnings per share (“EPS”) outlook, reflecting the sale of the majority of its Mechanical Security business and the purchase of the Craftsman brand. At that time, the company increased its 2017 GAAP EPS outlook to $7.94 - $8.14 per share and its 2017 adjusted (excluding charges and the gain from the Mechanical Security sale) EPS outlook to $6.74 - $6.94 per share.

The Newell Tools transaction is expected to be immediately accretive to EPS, adding approximately $0.24 per share in 2017, excluding approximately $80 million of restructuring and other deal and integration-related costs, and approximately $40 million of non-cash inventory step-up charges. As a result, Stanley Black and Decker now expects 2017 GAAP EPS to be $7.63 - $7.83 per share, and adjusted EPS to be $6.98 - $7.18 per share.

The following provides a reconciliation of the company’s updated GAAP and adjusted EPS outlooks for 2017 reflecting the impacts from the Newell Tools, Mechanical Security and Craftsman transactions:

2017 EPS Outlook

	Initial 2017 Guidance Range (1/26/2017)	Mechanical Security Dilution	Mechanical Security Gain	Craftsman Brand Accretion	Craftsman Brand Charges	Newell Tools Accretion	Newell Tools Chargers	Updated 2017 Guidance Range (3/10/2017)
EPS, GAAP	$6.85 - $7.05	~($0.19)	~$1.30	~$0.08	~($0.10)	~$0.24	~($0.55)	$7.63 - $7.83
EPS, Adjusted	$6.85 - $7.05	~($0.19)		~$0.08		~$0.24	-	$6.98 - $7.18

Stanley Black & Decker, an S&P 500 company, is a diversified global provider of hand tools, power tools and related accessories, electronic security solutions, healthcare solutions, engineered fastening systems, and more. Learn more at www.stanleyblackanddecker.com.

Investor Contacts:
Greg Waybright
Vice President, Investor Relations
greg.waybright@sbdinc.com
(860) 827-3833

Michelle Hards
Director, Investor Relations
michelle.hards@sbdinc.com
(860) 827-3913

Media Contacts:
Shannon Lapierre
Vice President Communications / Public Relations
shannon.lapierre@sbdinc.com
(860) 827-3575

Tim Perra
Vice President Communications
tim.perra@sbdinc.com
(860) 826-3260

CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are not historical, including but not limited to regarding the Company’s ability to: (i) achieve full year 2017 GAAP EPS of $7.63 - $7.83 (inclusive of the previously announced approximately $0.19 per share dilution from the  sale of the Mechanical Security business and the related estimated after-tax book gain of $200 - $215 million; (ii) achieve 2017 adjusted (excluding charges and the gain from the Mechanical Security sale) EPS of $6.98 - $7.18 per share; (iii) cause the acquisition of Newell Tools to be approximately $0.24 accretive in year one post-closing excluding charges, and limit charges associated with the transaction to be approximately $0.55 per share; (iv) limit the 2017 earnings per share impact of the sale of the Mechanical Security business to approximately $0.19 dilutive per share; and (v) cause the Craftsman transaction to be accretive to earnings, excluding charges, by approximately $0.08 per share in year one and limit the charges associated with the transaction to be approximately $0.10 per share, (collectively, the “Results”); are “forward-looking statements” and subject to risk and uncertainty.

The Company’s ability to deliver the Results as described above is based on current expectations and involves inherent risks and uncertainties, including factors listed below and other factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. In addition to the risks, uncertainties and other factors discussed in this press release, the risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied in the forward-looking statements include, without limitation, those set forth under Item 1A Risk Factors and the Cautionary Statements under Item 7 of the Company’s Annual Report on Form 10-K and any material changes thereto set forth in any subsequent Quarterly Reports on Form 10-Q, or those contained in the Company’s other filings with the Securities and Exchange Commission, and those set forth below.

The Company’s ability to deliver the Results is dependent, or based, upon: (i) successfully integrating the Newell Tools business, achieving the expected cost and revenue synergies and limiting the acquisition related charges to expected levels as well as successfully growing the Craftsman brand and expanding its distribution; (ii) the Company’s ability to achieve the expected benefits of the sale of the Mechanical Security business and limit related charges and costs; (iii) to deliver organic growth of approximately 4% (approximately +$0.45 to +$0.55 EPS); (v) commodity inflation being approximately $50 to $55 million; (v) foreign exchange headwinds of approximately $50 million in 2017 (combined with commodity inflation, totaling approximately -$0.50 to -$0.55 EPS); (vi) the net impact from costs and productivity actions, partially offset by higher share count, being approximately +$0.45 to +$0.50 EPS; (vii) embedded core restructuring charges (approx. $50 million) and tax rate relatively consistent with the 2016 levels; (viii) to identify, close and integrate appropriate acquisition opportunities, within desired timeframes at reasonable cost; (ix) successful integration of existing and any newly acquired businesses and formation of new business platforms; (x) the continued acceptance of technologies used in the Company’s products and services, including the new DEWALT FLEXVOLT™ product; (xi) the Company’s ability to manage existing Sonitrol franchisee and Mac Tools relationships; (xii) the Company’s ability to minimize costs associated with any sale or discontinuance of a business or product line, including any severance, restructuring, legal or other costs; (xiii) the proceeds realized with respect to any business or product line disposals; (xiv) the extent of any asset impairments with respect to any businesses or product lines that are sold or discontinued; (xv) the success of the Company’s efforts to manage freight costs, steel and other commodity costs as well as capital expenditures; (xvi) the Company’s ability to sustain or increase prices in order to, among other things, offset or mitigate the impact of steel, freight, energy, non-ferrous commodity and other commodity costs and any inflation increases and/or currency impacts; (xvii) the Company’s ability to generate free cash flow and maintain a strong debt to capital ratio; (xviii) the Company’s ability to identify and effectively execute productivity improvements and cost reductions, while minimizing any associated restructuring charges; (xix) the Company’s ability to obtain favorable settlement of tax audits; (xx) the ability of the Company to generate earnings sufficient to realize future income tax benefits during periods when temporary differences become deductible; (xxi) the continued ability of the Company to access credit markets under satisfactory terms; (xxii) the Company’s ability to negotiate satisfactory price and payment terms under which the Company buys and sells goods, services, materials and products; and (xxiii) the Company’s ability to successfully develop, market and achieve sales from new products and services.

The Company’s ability to deliver the Results is also dependent upon: (i) the success of the Company’s marketing and sales efforts, including the ability to develop and market new and innovative products at the right price points in both existing and new markets; (ii) the ability of the Company to maintain or improve production rates in the Company’s manufacturing facilities, respond to significant changes in product demand and fulfill demand for new and existing products; (iii) the Company’s ability to continue improvements in working capital through effective management of accounts receivable and inventory levels; (iv) the ability to continue successfully managing and defending claims and litigation; (v) the success of the Company’s efforts to mitigate any adverse earnings impact resulting from, for example, increases in the cost of energy or significant Chinese Renminbi, Canadian Dollar, Euro, British Pound, Brazilian Real or other currency fluctuations; (vi) the geographic distribution of the Company’s earnings; (vii) the commitment to and success of the Stanley Fulfillment System including, core innovation, breakthrough innovation, digital and commercial excellence and functional transformation; and (viii) successful implementation with expected results of cost reduction programs.

The Company’s ability to achieve the Results will also be affected by external factors. These external factors include: challenging global geopolitical and macroeconomic environment, possibly including impact from “Brexit” or other similar actions from other EU member states; the economic environment of emerging markets, particularly Latin America, Russia, China and Turkey; pricing pressure and other changes within competitive markets; the continued consolidation of customers particularly in consumer channels; inventory management pressures on the Company’s customers; the impact the tightened credit markets may have on the Company or its customers or suppliers; the extent to which the Company has to write-off accounts receivable or assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; increasing competition; changes in laws, regulations and policies that affect the Company, including, but not limited to trade, monetary, tax and fiscal policies and laws; the timing and extent of any inflation or deflation; the impact of poor weather conditions on sales; currency exchange fluctuations; the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and the Company’s debt program; the strength of the U.S. and European economies; the extent to which world-wide markets associated with homebuilding and remodeling stabilize and rebound; the impact of events that cause or may cause disruption in the Company’s supply, manufacturing, distribution and sales networks such as war, terrorist activities, and political unrest; and recessionary or expansive trends in the economies of the world in which the Company operates. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.